Exhibit 4.8





                         NEWPORT NEWS SHIPBUILDING INC.
                            1998 STOCK INCENTIVE PLAN






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                         NEWPORT NEWS SHIPBUILDING, INC.
                            1998 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS........................................................1

      1.01. ADMINISTRATOR....................................................1
      1.02. AGREEMENT........................................................1
      1.03. BOARD............................................................1
      1.04. CODE.............................................................1
      1.05. COMMITTEE........................................................1
      1.06. COMMON STOCK.....................................................1
      1.07. COMPANY..........................................................2
      1.08. EXCHANGE ACT.....................................................2
      1.09. FAIR MARKET VALUE................................................2
      1.10. OPTION...........................................................2
      1.11. PARTICIPANT......................................................2
      1.12. PERFORMANCE SHARES...............................................2
      1.13. PLAN.............................................................2
      1.14. RELATED ENTITY...................................................2
      1.15. STOCK AWARD......................................................3

ARTICLE II PURPOSES..........................................................4


ARTICLE III ADMINISTRATION...................................................5


ARTICLE IV ELIGIBILITY.......................................................6

      4.01. GENERAL..........................................................6
      4.02. GRANTS...........................................................6

ARTICLE V STOCK SUBJECT TO PLAN..............................................7

      5.01. SHARES ISSUED....................................................7
      5.02. AGGREGATE LIMIT..................................................7
      5.03. REALLOCATION OF SHARES...........................................7

ARTICLE VI OPTIONS...........................................................8

      6.01. AWARDS...........................................................8
      6.02. OPTION PRICE.....................................................8
      6.03. MAXIMUM OPTION PERIOD............................................8
      6.04. NONTRANSFERABILITY...............................................8
      6.05. TRANSFERABLE OPTIONS.............................................8
      6.06. EXERCISE.........................................................9
      6.07. PAYMENT..........................................................9
      6.08. SHAREHOLDER RIGHTS...............................................9
      6.09  STEELWORKERS' OPTIONS............................................9

ARTICLE VII STOCK AWARDS....................................................10

      7.01. AWARDS..........................................................10
      7.02. VESTING.........................................................10
      7.03. SHAREHOLDER RIGHTS..............................................10

ARTICLE VIII PERFORMANCE SHARE AWARDS.......................................11

      8.01. AWARD...........................................................11
      8.02. EARNING THE AWARD...............................................11
      8.03. PAYMENT.........................................................11
      8.04. SHAREHOLDER RIGHTS..............................................11

ARTICLE IX ADJUSTMENT UPON CHANGE IN COMMON STOCK...........................12


ARTICLE X COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES.............13


ARTICLE XI GENERAL PROVISIONS...............................................14

      11.01. EFFECT ON EMPLOYMENT...........................................14
      11.02. UNFUNDED PLAN..................................................14
      11.03. RULES OF CONSTRUCTION..........................................14
      11.04. EMPLOYEE STATUS................................................14
      11.05. WITHHOLDING TAXES..............................................14

ARTICLE XII AMENDMENT.......................................................16


ARTICLE XIII DURATION OF PLAN...............................................17


ARTICLE XIV EFFECTIVE DATE OF PLAN..........................................18



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                   NEWPORT NEWS SHIPBUILDING INC.
                      1998 STOCK INCENTIVE PLAN






                              ARTICLE I
                             DEFINITIONS
1.01. ADMINISTRATOR

      Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02. AGREEMENT

      Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an award of Performance Shares or a Stock Award or Option granted to such Participant.

1.03. BOARD

      Board means the Board of Directors of the Company.

1.04. CODE

      Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.05. COMMITTEE

      Committee means the Compensation and Benefits Committee of the Board.

1.06. COMMON STOCK

      Common Stock means the common stock of the Company, $.01 par value per share.


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1.07. COMPANY

      Company means Newport News Shipbuilding Inc.

1.08. EXCHANGE ACT

      Exchange Act means the Securities Exchange Act of 1934, as amended.

1.09. FAIR MARKET VALUE

      Fair Market Value means, on any given date, the average of the highest and lowest sales price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

1.10. OPTION

      Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.11. PARTICIPANT

      Participant means an employee of the Company or a Related Entity, including an employee who is a member of the Board, who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares, a Stock Award, an Option or a combination thereof.

1.12. PERFORMANCE SHARES

      Performance Shares means an award which, in accordance with and subject to an Agreement, will entitle the Participant to receive cash or a Stock Award or a combination thereof.

1.13. PLAN

      Plan means  this  Newport  News  Shipbuilding  Inc.  1998 Stock
Incentive Plan.

1.14. RELATED ENTITY

      Related Entity means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

1.15. STOCK AWARD

      Stock Award means Common Stock awarded to a Participant under Article VII or in settlement of an award of Performance Shares.

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                             ARTICLE II

                              PURPOSES

      The Plan is intended to assist the Company and Related Entities in recruiting and retaining key employees by enabling such employees to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Performance Shares, the grant of Stock Awards and the grant of Options. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

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                             ARTICLE III

                           ADMINISTRATION

      The Plan shall be administered by the Administrator. The Administrator shall have authority to award Performance Shares and to grant Stock Awards, and Options upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or on the transferability or forfeitability of a Stock Award or Performance Shares, including by way of example and not limitation, conditions on which the Participant may defer receipt of benefits under the Plan, requirements that the Participant complete a specified period of employment with the Company or a Related Entity or that the Company achieve a specified level of financial performance. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an award of Performance Shares may be settled. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, Stock Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

      The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

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                             ARTICLE IV

                             ELIGIBILITY
4.01. GENERAL.

      The Administrator, in its sole discretion may select any employee of the Company or a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan) to participate in this Plan. Directors of the Company who are employees of the Company or a Related Entity may be selected to participate in this Plan.

4.02. GRANTS.

      The Administrator will designate individuals to whom an award of Performance Shares are to be granted and to whom Stock Awards and Options are to be granted and will specify the number of shares of Common Stock subject to each award or grant. Each award of Performance Shares and all Stock Awards and Options granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt.

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                              ARTICLE V

                        STOCK SUBJECT TO PLAN
5.01. SHARES ISSUED.

      Upon the award of shares of Common Stock pursuant to a Stock Award the Company may issue shares of Common Stock from its authorized but unissued Common Stock or from its treasury Common Stock. Upon the exercise of any Option, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock or from its treasury Common Stock.

5.02. AGGREGATE LIMIT.

      The maximum aggregate number of shares of Common Stock that may be issued under this Plan with respect to Options, Stock Awards and Performance Shares, is ___________ shares; provided, however, that the number of shares of Common Stock issued under the Plan to any officer or member of the Board cannot exceed one percent of the number of shares of Common Stock outstanding on ________________ ___, 1998. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article IX.

5.03. REALLOCATION OF SHARES.

      To the extent that an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, Stock Awards and awards of Performance Shares to be granted under this Plan. To the extent that an award of Performance Shares is forfeited, earned or terminated, in whole or in part, without the issuance of a Stock Award, the number of shares of Common Stock allocated to the Performance Share Award or portion thereof may be reallocated to other Options, Stock Awards and awards of Performance Shares to be granted under this Plan. To the extent that a Stock Award is forfeited, in whole or in part, the number of shares of Common Stock allocated to the Stock Award may be reallocated to other Options, Stock Awards and awards of Performance Shares to be granted under this Plan.


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                              ARTICLE VI

                               OPTIONS
6.01. AWARDS.

      In accordance with Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards.

6.02. OPTION PRICE.

      The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date the Option is granted.

6.03. MAXIMUM OPTION PERIOD.

      The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04. NONTRANSFERABILITY.

      Any Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05. TRANSFERABLE OPTIONS.

      Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.


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6.06. EXERCISE.

      Subject to the provisions of this Plan, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

6.07. PAYMENT.

      Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. Subject to rules established by the Committee, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value of the surrendered shares (on the day preceding the exercise date) must not be less than the Option price of the shares for which the Option is being exercised.

6.08. SHAREHOLDER RIGHTS.

      No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option until the date of exercise of such Option or SAR.

6.09  STEELWORKERS' OPTIONS.

      In 1997 the Company granted Options pursuant to the Newport News Shipbuilding, Inc. Hourly Employee Stock Option Plan for Employees Covered by United Steelworkers of America, Local 8888 Collective Bargaining Agreement (the "Steelworkers' Plan"). The obligation of the Steelworkers' Plan to issue Common Stock upon the exercise of Options granted thereunder has been transferred to, and assumed by, this Plan. Such Options shall continue to be exercisable subject to the same terms and conditions as prescribed by the Steelworkers' Plan.




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                             ARTICLE VII

                            STOCK AWARDS
7.01. AWARDS.

      In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

7.02. VESTING.

      The Administrator, on the date of the award, may prescribe that a Participant's rights in the Stock Award shall be forfeitable and nontransferable (other than by will or the laws of descent and distribution if the Agreement so permits) for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability, vesting or both of the shares until the attainment of performance objectives prescribed by Committee or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated term.

7.03. SHAREHOLDER RIGHTS.

      Prior to their forfeiture (in accordance with the terms of the Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award (other than by will or the laws of descent and distribution if the Agreement so permits), (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are no longer forfeitable and are transferable.



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                            ARTICLE VIII

                      PERFORMANCE SHARE AWARDS
8.01. AWARD.

      In accordance with the provisions of Article IV, the Administrator will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by the award.

8.02. EARNING THE AWARD

      The Administrator, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive Common Stock pursuant to a Stock Award, a cash payment or a combination thereof, only upon the satisfaction of certain requirements. By way of example and not of limitation, the restrictions may provide that Performance Shares shall be earned only upon the Participant's completion of a specified period of employment with the Company or Related Entity or upon the attainment of stated performance objectives or goals.

8.03. PAYMENT.

      In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the grant of a Stock Award or a combination of cash and a Stock Award. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

8.04. SHAREHOLDER RIGHTS.

      No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and a Stock Award is made. If the Agreement so provides, a Participant may receive a cash payment equal to the dividends that are payable with respect to the number of shares of Common Stock covered by the award between the date the Performance Shares are awarded and the date a Stock Award is made. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share award or the right to receive Common Stock thereunder (other than by will or the laws of descent and distribution if the Agreement so permits). After an award of Performance Shares is earned and a Stock Award is made, a Participant will have all the rights of a shareholder as described in Plan section 7.04.



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                                   ARTICLE IX

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

    The maximum number of shares as to which Options, Stock Awards and awards of Performance Shares may be granted under this Plan and the terms of outstanding awards of Performance Shares, Stock Awards and Options shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies, (b) there occurs a "Distribution Date" and the "Rights" become exercisable under the Company's Rights Agreement dated as of December 11, 1996, with First Chicago Trust Company of New York, as Rights Agent, as amended, and any similar occurrence under any substitute, replacement or successor to such Rights Agreement or (c) there occurs any other event which, in the judgment of the Committee is equitably required. Any determination made under this
Article IX by the Committee shall be final and conclusive.

      The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, Stock Awards and awards of Performance Shares may be granted or the terms of outstanding awards of Performance Shares, Stock Awards and Options.

      The Committee may make Stock Awards and may grant awards of Performance Shares and Options in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction described in the first paragraph of this Article
IX. Notwithstanding any provision of the Plan (other than the limitations of Article V), the terms of such substituted awards of Performance Shares, Stock Awards or Option grants shall be as the Committee, in its discretion, determines is appropriate.

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                                    ARTICLE X

              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

  No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.


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                             ARTICLE XI


                         GENERAL PROVISIONS
11.01 EFFECT ON EMPLOYMENT.

      Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ of the Company or a Related Entity or in any way affect any right and power of the Company or a Related Entity to terminate the employment of any individual at any time with or without assigning a reason therefor.

11.02 UNFUNDED PLAN.

      The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11.03 RULES OF CONSTRUCTION.

      Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

11.04  EMPLOYEE STATUS.

      In the event that the terms of any award of Performance Shares, or Stock Award or the grant of any Option provide that shares may be issued or become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

11.05 WITHHOLDING TAXES.

      Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Shares) or a cash equivalent acceptable to the Committee. If permitted by the Agreement, any withholding tax obligations may also be satisfied by surrendering shares of Common Stock to the Company, by withholding or reducing the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option, the settlement of an award of Performance Shares or the grant or vesting of a Stock Award. Any withholding tax obligations may also be satisfied by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day preceding the date the Option is exercised, the Stock Award vests or the Performance Shares are earned, as applicable.



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                             ARTICLE XII

                              AMENDMENT

      The Committee may amend or terminate this Plan from time to time. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding award of Performance Shares, or under any Stock Award or Option outstanding at the time such amendment is made.




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                            ARTICLE XIII

                          DURATION OF PLAN

      No Performance Shares may be awarded and no Stock Award or Option may be granted under this Plan more than [ten] years after the date that the Plan is adopted by the Board. Performance Shares awarded, and Stock Awards and Options granted before that date shall remain valid in accordance with their terms.



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                             ARTICLE XIV

                       EFFECTIVE DATE OF PLAN

      Performance Shares may be awarded and Options and Stock Awards may be granted under this Plan upon its adoption by the Board.